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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Heritage Property Investment Trust, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-109537, 333-109538 and 333-109539) on Form S-3/A, the registration statement (No. 333-97993) on Form S-8, and the registration statements (Nos. 333-116298 and 333-121578) on Form S-4/A of Heritage Property Investment Trust, Inc. (the Company) of our reports dated March 7, 2005, except as to Note 2, which is as of November 8, 2005, with respect to the consolidated financial statements and financial statement schedule, and our report dated March 7, 2005, except as to the fourth through final paragraphs of Management's Annual Report on Internal Control over Financial Reporting (as Restated), which are as of November 8, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of the Company.

        Our report on management's assessment on the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: The Company did not have effective policies and procedures to ensure that significant compensation arrangements were consistently accounted for in accordance with U.S. generally accepted accounting principles. Those policies and procedures did not provide for complete and timely consideration of the accounting requirements applicable to the terms of such arrangements.

/s/ KPMG LLP

Boston, Massachusetts
November 8, 2005

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Consent of Independent Registered Public Accounting Firm